UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2011
LABARGE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-05761 (Commission File Number)	73-0574586 (I.R.S. Employer Identification No.)

9900 Clayton Road St. Louis, Missouri (Address of principal executive offices)		63124 (Zip Code)
Registrant’s telephone number, including area code (314) 997-0800
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On June 28, 2011, LaBarge, Inc. (the “Registrant”) terminated all commitments under the Loan Agreement dated as of December 22, 2008, as amended, among U.S. Bank National Association and Wells Fargo Bank, National Association as lenders, the Registrant, LaBarge Electronics, Inc. and LaBarge Acquisition Company, Inc. as borrowers, and LaBarge/STC, Inc. as guarantor. In connection with such termination, the Registrant repaid all outstanding loans and interest accrued under the credit agreement through the date of termination, and all liens on assets of the borrowers and the guarantor were terminated and will be released.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     As previously disclosed, the Registrant entered into an Agreement and Plan of Merger, dated as of April 3, 2011 by and among Ducommun Incorporated, DLBMS, Inc. and the Registrant (the “Merger Agreement”). At a special meeting on June 23, 2011, the Registrant’s stockholders approved by the required vote a proposal to adopt the Merger Agreement. On June 28, 2011, the merger was completed and DLBMS, Inc. was merged with and into the Registrant in accordance with Delaware law, whereupon the separate existence of DLBMS, Inc. ceased, and the Registrant became the surviving corporation (the “Merger”). Pursuant to the Merger, each share of the Registrant’s common stock was converted into the right to receive $19.25 in cash, without interest. As a result of the Merger, the Registrant is now a wholly-owned subsidiary of Ducommun Incorporated. A copy of the press release announcing completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The foregoing description of the Merger Agreement and related matters does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 6, 2011.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the closing of the Merger, the Registrant notified NYSE Amex LLC (“AMEX”) of the consummation of the Merger and requested that trading in the common stock of the Registrant, par value $.01 per share (the “Common Stock”), be suspended prior to the commencement of trading on June 29, 2011, and that the Common Stock be withdrawn from listing on AMEX as of the opening of business on June 29, 2011. The Registrant has also requested that AMEX file with the SEC on June 29, 2011 a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister the Common Stock.
Item 3.03. Material Modification to Rights of Security Holders.
     On June 28, 2011, pursuant to the terms of the Merger Agreement, at the effective time of the Merger each share of Common Stock issued and outstanding immediately prior to the Merger other than: (i) shares owned by Ducommun Incorporated or the Registrant or their respective wholly-owned subsidiaries, or (ii) shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, was converted into the right to receive $19.25 in cash, without interest. At the effective time, each Registrant stock option outstanding immediately prior to the Merger was canceled in exchange for the right to receive an amount of cash equal to the product of: (a) the number of shares of Common Stock subject to the option; and (b) the excess of $19.25 over the exercise price per share, less any applicable taxes. Each share of the Registrant’s restricted stock vested at the effective time and became free of other lapsing restrictions, and the holders of such restricted stock became eligible to receive $19.25 per share in cash, without interest.

Item 5.01. Changes in Control of the Registrant.
     On June 28, 2011, in accordance with the Merger Agreement and the Delaware General Corporation Law, DLBMS, Inc. merged with and into the Registrant, with the Registrant continuing as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of Ducommun Incorporated. The information disclosed in Item 2.01 is incorporated herein by reference.
     The aggregate consideration paid in connection with the Merger was approximately $337.8 million, comprised of $310.3 million in equity and $27.5 million of outstanding debt of the Registrant, excluding fees and expenses. The purchase price was funded by: (i) $200 million of senior unsecured notes issued by Ducommun Incorporated, and (ii) borrowings under a $190 million senior secured term loan facility extended to Ducommun Incorporated.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the effective time of the Merger, on June 28, 2011, all of: (i) the directors of the Registrant prior to the Merger ceased to be directors of the Registrant and the directors of DLBMS, Inc., consisting of Anthony Reardon, Joseph Bellino and James Heiser, became directors of the Registrant and (ii) the officers of the Registrant prior to the Merger ceased to be officers of the Registrant, and the officers of DLBMS, Inc., consisting of the individuals listed below, became officers of the Registrant.

Anthony Reardon	President

Joseph Bellino	Vice President, Chief Financial Officer and Treasurer

Rose Rogers	Vice President

James Heiser	Secretary
Item 5.03. Amendments to Articles of Incorporation or Bylaw; Change in Fiscal Year.
     At the effective time of the Merger, on June 28, 2011, the certificate of incorporation of the Registrant was amended in its entirety in accordance with the terms of the Merger Agreement, and the bylaws of DLBMS, Inc. became the bylaws of the Registrant. A copy of the amended and restated certificate of incorporation and bylaws of the Registrant are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

99.1	Press release of LaBarge, Inc., dated June 28, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 28, 2011

LABARGE, INC.
By:	/s/ Donald H. Nonnenkamp
	Name:	Donald H. Nonnenkamp
	Title:	Vice President, CFO & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

99.1	Press release of LaBarge, Inc., dated June 28, 2011.